1940 Act | law group                                              JOHN H. LIVELY
                            The Law Offices of John H. Lively & Associates, Inc.
                                     A Member Firm of The 1940 Act Law Group(TM)
                                         11300 Tomahawk Creek Parkway, Suite 310
                                                               Leawood, KS 66211
                                           Phone: 913.660.0778 Fax: 913.660.9157
                                                 john.lively@1940actlawgroup.com

July 29, 2013

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

        We hereby consent to the use of our name and to the reference to our firm under the caption "Service Providers" in the Statement of Additional Information for the Perkins Discovery Fund, a series portfolio of the World Funds Trust (the "Trust"), which is included in Post-Effective Amendment No. 55 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 56 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

                            Sincerely,

                            /s/ John H. Lively

                            The Law Offices of John H. Lively & Associates, Inc.